(Letterhead of {Perrella & Associates, P.A.)


                                                           555 S. Powerline Road
                                                    Pompano Beach, Florida 33069

(954) 979-5353 Office

To the Board of Directors and Stockholders:
Peoplesway.com, Inc.
2969 Interstate Street
Charlotte, NC 28208

July 15, 2002

Gentlemen:

We hereby consent to the use of our audit report of Peoplesway.com, Inc. dated June 28, 2002 for the year ended March 31, 2002 in the Form 10-KSB of Peoplesway.com, Inc. dated July 6, 2002.









/s/ Perrella & Associates
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